SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549-1004





                                    FORM 8-K
                   CURRENT REPORT PURSUANT TO SECTION 13 OF
                      THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) January 9, 1998
                                  -----------------




                           GENERAL MOTORS CORPORATION
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                         Identification No.)




   100 Renaissance Center, Detroit, Michigan                 48243-7301
3044 West Grand Boulevard, Detroit, Michigan                 48202-3091
--------------------------------------------                 ----------
  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------

















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ITEM 5. OTHER EVENTS


   General Motors Corporation ("GM") previously disclosed that in response to the increasingly competitive global automotive industry, it had begun studying the competitiveness of each of its lines of business (the "Competitiveness Studies"). The Competitiveness Studies are substantially complete and are expected to result in charges against income in the fourth quarter of 1997. Previously, GM estimated that those charges would be approximately $2 billion to $3 billion after-taxes. Currently, GM estimates that the charges for plant closures, asset impairments and other costs will be approximately $3 billion to $4 billion after-taxes or $4.27 to $5.69 per share of $1-2/3 par value common stock. GM will continue to study its efficiency and cost effectiveness and, as necessary, will initiate further competitiveness studies.


                                    * * *

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                  (Registrant)
Date    January 9, 1998
        -----------------
                                        By
                                            s/Wallace W. Creek
                                            -------------------------------
                                            (Wallace W. Creek, Comptroller)




























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